CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

NEF Enterprises, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated July 23, 2012, with respect to the financial statements of NEF Enterprises, Inc. in its registration statement on Form S-1 relating to the registration of 4,037,500 shares of common stock.  We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 5, 2013